UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2015

Science Applications International Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35832	46-1932921
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1710 SAIC Drive, McLean, Virginia 22102

(Address of Principal Executive Offices) (Zip Code)

(703) 676-6942

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Second Amended & Restated Credit Agreement

On May 4, 2015, Science Applications International Corporation (“SAIC”) entered into the Second Amended & Restated Credit Agreement (the “Amended Credit Agreement”), with Citibank, N.A. (“Citibank”), as agent, and the lenders party thereto. SAIC entered into the Amended Credit Agreement to amend and restate the Prior Credit Agreement (referred to below) in connection with the acquisition of Scitor Holdings, Inc. and its subsidiaries (together, “Scitor”). Among other things, the Amended Credit Agreement has been entered into to provide partial financing for the acquisition of Scitor in the form of $670 million of new secured debt, to add Scitor and SAIC’s other subsidiaries as guarantors of such debt and SAIC’s existing credit facilities, and to secure SAIC’s existing credit facilities.  The Amended & Restated Credit Agreement dated as of March 17, 2015, among SAIC, Citibank and the other parties thereto is referred to below as the “Prior Credit Agreement.”

The Amended Credit Agreement consists of (i) a secured revolving credit facility in an aggregate principal amount of up to $200 million (the “Revolving Credit Facility”), which amount remains unchanged from the Prior Credit Agreement, (ii) a secured term loan “A” facility with an aggregate principal amount of $581.25 million (the “Term Loan A Facility”), which amount reflects an increase of $100 million from the principal amount of term loans under the Prior Credit Agreement, and (iii) a new secured term loan “B” facility with an initial aggregate principal amount of $570 million (the “Term Loan B Facility”, and together with the Tem Loan A and the Revolving Credit Facility, the “Credit Facilities”).

The Term Loan A Facility and the Revolving Credit Facility each matures on September 27, 2018 and the Term Loan B Facility matures on May 4, 2022. The interest rates with respect to the Term Loan A Facility and Revolving Credit Facility under the Prior Credit Agreement remain unchanged under the Amended Credit Agreement, while the Term Loan B Facility will bear interest at a variable rate of interest based on LIBOR or Citibank’s base rate plus a margin of 3.00% for LIBOR loans and 2.00% for base rate loans. The Credit Facilities are secured by liens on substantially all of the assets of SAIC, Scitor and SAIC’s other subsidiaries. The Term Loan A Facility will amortize beginning at 1.299% of the borrowed amount on July 31, 2015, with additional quarterly amortization payments increasing up to 1.948% on October 31, 2015 and then 2.597% on October 31, 2016.  All loans borrowed under the Term Loan A Facility and the Revolving Credit Facility must be repaid on September 27, 2018. The Term Loan B Facility will amortize quarterly at 0.25% of the borrowed amount beginning on July 31, 2015.  All loans borrowed under the Term Loan A Facility must be repaid on May 4, 2022.

The Amended Credit Agreement contains customary covenants applicable to SAIC, Scitor and SAIC’s other subsidiaries, which include limitations on: liens, mergers and consolidations; changes in accounting principles; changes in nature of business; hedging agreements; sale and lease-back transactions; subsidiary indebtedness; dividends and issuances of capital stock; negative pledges; transactions with affiliates; fundamental changes and the disposition of assets, as well as an annual mandatory prepayment of a portion of its Excess Cash Flow (as defined in the Amended Credit Agreement). The Amended Credit Agreement also includes the maintenance of a Senior Secured Leverage Ratio (as defined in the Amended Credit Agreement) of not greater than 4.00 to 1.00 until July 31, 2016, and thereafter, not greater than 3.75 to 1.00.

The Amended Credit Agreement also contains certain customary events of default, including, among others, defaults based on certain bankruptcy and insolvency events, nonpayment, cross-defaults to other debt, breach of specified covenants, ERISA events, material monetary judgments, change of control events and the material inaccuracy of our representations and warranties. If an event of default occurs and is continuing under the Amended Credit Agreement, that agreement provides that the agent will at the request, or may with the consent, of the required lenders thereunder, terminate the commitments under the agreement, declare amounts outstanding, including principal and accrued interest and fees, payable immediately, and enforce any and all rights and interests of the lenders.

The foregoing description of the Amended Credit Agreement and the transactions contemplated therein is not complete and is subject to, and qualified in its entirety by, the full text of the Amended Credit Agreement, which is attached as Exhibit 10.1  to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On May 4, 2015, SAIC completed the acquisition of Scitor in accordance with the previously announced Agreement and Plan of Merger (the “Merger Agreement”) among SAIC, Caymus Acquisition Corporation, a wholly owned subsidiary of SAIC (“Merger Subsidiary”), Scitor and Leonard Green & Partners L.P., solely in its capacity as holder representative.  Pursuant to the Merger Agreement, Merger Subsidiary merged with and into Scitor, with Scitor becoming a wholly owned subsidiary of SAIC effective as of May 4, 2015.

The foregoing description of the Merger Agreement and the transactions contemplated therein is not complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to SAIC’s Current Report on Form 8-K filed on March 1, 2015 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information relating to the Amended Credit Agreement contained in and incorporated into Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

The financial information required by Item 9.01(a) of this Current Report on Form 8-K has not been included with this filing and is expected to be filed by amendment to this Current Report on Form 8-K by the date required for such financial information to be filed.

(b) Pro forma financial information.

The financial information required by Item 9.01(b) of this Current Report on Form 8-K has not been included with this filing and is expected to be filed by amendment to this Current Report on Form 8-K by the date required for such financial information to be filed.

(d) Exhibits.

Exhibit Number	Description of Exhibit

2.1

Agreement and Plan of Merger by and among SAIC, Caymus Acquisition Corporation, Scitor Holdings, Inc. and Leonard Green & Partners L.P., solely in its capacity as holder representative, dated March 1, 2015. (incorporated by reference from Exhibit 2.1 to SAIC’s Current Report on Form 8-K filed on March 2, 2015).

10.1	Second Amended & Restated Credit Agreement by and among SAIC, Citibank and the lenders party thereto, dated May 4, 2015.

99.1	Press Release dated May 4, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2015

Science Applications International Corporation

By:	/s/ Paul H. Greiner
Paul H. Greiner
Senior Vice President and Corporate Secretary